Press Release issued by the Company on October 19, 2006
EX-99.1

MOVENTIS CAPITAL RAISES $1.5 MILLION

Vancouver, BC – October 19, 2006 – Moventis Capital, Inc. (Moventis) (OTCBB: MVTS), a buyout and growth management company, announces that it has successfully raised US $1,500,000 under a secured convertible debenture financing. The financing will be used for the acquisition of Pacific Northwest electronics manufacturing services company, PTL Electronics, Ltd. (PTL).

Moventis raised the financing through the subscription of units of a secured convertible debenture offering to accredited investors. The terms of the debenture financing are as follows:

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Three-year secured convertible debenture bearing interest at a rate of 10% per annum, paid semi-annually. The debenture carries provisions for the interest rate to be increased to a maximum of 14% in the event that Moventis issues debt at a higher interest rate to a senior lender under certain circumstances.

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Each $25,000 debenture unit is convertible into 32,493 common shares of Moventis at the option of the holder at the following rates: one-third at $0.65, one-third at $0.80, and one-third at $0.90.

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Each $25,000 debenture unit includes 12,295 common share purchase warrants, entitling subscribers to purchase additional shares of Moventis for a period of up to three years. Half of the warrants are exercisable at $0.65 and half exercisable at $0.90.

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The debentures are secured by a general security agreement and include piggyback registration rights for the shares underlying the debentures and warrants.

“We’re thrilled with the high degree of interest in this financing. It certainly endorses our business strategy and market opportunity,” comments Blake Ponuick, chairman and CEO of Moventis. “We look forward to finalizing our acquisition of PTL and working to grow this exceptional company.” The acquisition of PTL is part of Moventis’ long term strategy to acquire established small and medium sized enterprises (SMEs) and build strong portfolios of companies in key growth sectors.

The funds raised from the debenture offering will be applied towards the cash requirement at the closing of the PTL Electronics, Ltd. acquisition and are conditional on completion of the acquisition.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the debentures or warrants for sale in the United States or to US persons. The debentures, warrants and common shares issuable upon conversion of the debentures or exercise of the warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the US Securities Act) or any other US state securities laws and may not be offered or sold within the United States or to US persons unless registered under the US Securities Act and applicable state securities laws, or an exemption from such registration is available.

This news release is published as a matter of record only and does not constitute an offer to sell or a solicitation of an offer to buy any of the debentures, warrants or common shares issuable upon conversion of the debentures or exercise of the warrants, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Moventis

Moventis Capital, Inc. (Moventis) (OTCBB: MVTS) is a buyout and growth management company that strives to create shareholder value by acquiring and growing quality small and medium sized enterprises (SMEs) and building strong portfolios in key high-growth sectors.

Moventis intends to capitalize on an underserved market of established SMEs that do not meet the size or industry requirements of many acquisition or investment firms. A record number of these businesses is expected to exit over the next several years as baby boomer owners retire at a rate far outpacing the number of qualified buyers.

Moventis executed on its strategy in May 2006 by announcing a definitive agreement to acquire profitable Pacific Northwest electronics manufacturing services (EMS) firm, PTL Electronics, Ltd. For more information on Moventis, visit www.moventiscapital.com.

Safe Harbor Statement

Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as “Forward-Looking Statements” for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. Forward-Looking Statements may be identified by words including “outlook”, “anticipate,” “await,” envision,” “foresee,” “aim at,” “plans,” “believe,” “intends,” “estimates” “expects” and “projects” including, without limitation, those relating to the company’s financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company’s business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management’s expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Blake Ponuick, CEO

604-535-3900

investors@moventiscapital.com